Exhibit 99.1

Streamline Inc.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2014
AND 2013

STREAMLINE INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Streamline, Inc.

We have audited the accompanying financial statements of Streamline, Inc., which comprise the balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Streamline, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 11 to the financial statements, the Company was acquired by MedoveX Corporation on March 9, 2015. As disclosed in note 10, the financial statements of MedoveX Corporation as of and for the year ended December 31, 2014, as filed on Form 10-K with the Securities and Exchange Commission on March 31, 2015, MedoveX Corporation disclosed matters that raise substantial doubt about MedoveX Corporation’s ability to continue as a going concern.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 10.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Frazier & Deeter, LLC
Atlanta, GA
June 11, 2015

Streamline, Inc.
Balance Sheets
At December 31,

	2014	2013
Assets

Current Assets
Cash	$5,035	$159,499
Inventory	--	14,130
Total Current Assets	5,035	173,629

Other Assets	165	5,665

Total Assets	$5,200	$179,294

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$151,533	$121,913
Accrued Interest	67,640	56,856
Total Current Liabilities	219,173	178,769

Long-Term Liabilities
Notes Payable	343,426	401,800
Total Long-Term Liabilities	343,426	401,800

Total Liabilities	562,599	580,569

Stockholders' Deficit
Common stock, -no par value-, 10,000,000 shares authorized, 4,397,713 and 4,207,713 shares issued and oustanding at December 31, 2014 and 2013, respectively	1,408,735	1,268,435
Additional paid-in capital	625,157	609,112
Accumulated deficit	(2,591,291)	(2,278,822)

Total Stockholders' Deficit	(557,399)	(401,275)

Total Liabilities and Stockholders' Deficit	$5,200	$179,294

STREAMLINE, INC.
STATEMENTS OF OPERATIONS

	For the	For the
	year ended	year ended
	December 31,	December 31,
	2014	2013

Revenues	$19,250	$8,288

Cost of Sales	15,520	47,402
Gross Profit (Loss)	3,730	(39,114)

Operating Expenses
General and administrative	299,337	355,412
Sales and marketing	12,681	66,483
Research and development	4,181	25,146

Total Operating Expenses	316,199	447,041

Net Loss	$(312,469)	$(486,155)

STREAMLINE INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2014
					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance - December 31, 2012	3,214,559	$622,885	$582,083	$(1,792,667)	$(587,699)
Issuance of common stock to investors at $0.65 per share	993,154	645,550	--	--	645,550
Stock-based compensation	--	--	27,029	--	27,029
Net loss	--	--	--	(486,155)	(486,155)
Balance - December 31, 2013	4,207,713	1,268,435	609,112	(2,278,822)	(401,275)
Issuance of common stock to investors at $0.65 per share	84,615	55,000	--	--	55,000
Issuance of common stock to investors at $1.00 per share	48,000	48,000	--	--	48,000
Stock-based compensation	--	--	16,045	--	16,045
Converted notes payable in February 2013 at $0.65 per share	57,385	37,300	--	--	37,300
Net loss	--	--	--	(312,469)	(312,469)
Balance - December 31, 2014	4,397,713	$1,408,735	$625,157	$(2,591,291)	$(557,399)

STREAMLINE, INC.
STATEMENTS OF CASH FLOWS

	For the	For the
	year ended	year ended
	December 31,	December 31,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(312,469)	$(486,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	16,045	27,029
Gain on extinguishment of debt	--	(3,995)
Changes in operating assets and liabilities:
Inventory	14,130	--
Other assets	5,500	(5,500)
Accrued interest	10,784	24,333
Accounts payable	29,620	(25,576)

Net Cash Used in Operating Activities	(236,390)	(469,864)

Cash Flows from Financing Activities
Principal payments under note payable obligations	(21,074)	(140,000)
Proceeds from issuance of common stock	103,000	645,550
Proceeds from note payable	--	37,300

Net Cash Provided by Financing Activities	81,926	542,850

Net Increase (Decrease) in Cash	(154,464)	72,986

Cash - Beginning of year	159,499	86,513

Cash - End of year	$5,035	$159,499
Supplemental non-cash financing activities
Conversion of note payable to common shares	$37,300	$-

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1 – Organization & Overview

Description of Business

Streamline Inc. (the “Company” or “Streamline”), was incorporated in Minnesota on July 17, 2009.  Streamline is in the business of designing, developing, manufacturing and marketing 510(k) and 510(k) exempt products for use in the medical field.

Technology and products

Streamline developed an IV Suspension System (“ISS”), which is a transformable intravenous pole that allows the transportation of IV poles secured to hospital beds such that one person could move a patient without fear of separating the IV pole from the patient during transport.  The product has already been manufactured at a contract facility in North Dakota and requires no regulatory approval for sale.

Intellectual property

The Company’s intellectual property includes licensed patents related to a self-retracting IV Pole system for supporting medical equipment, comprising a base, a mast and a lifting mechanism.  Because of the expertise and investment of time, effort and financial resources required to obtain and maintain intellectual property rights, the Company requires employees, consultants and advisors to sign proprietary information and inventions agreements, as well as nondisclosure agreements.  The Company believes that its’ proprietary patents and trademarks provide us with important competitive advantages.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has adopted Financial Accounting Standards Board (FASB) Codification (Codification).  The Codification is the single official source of authoritative guidance regarding accounting principles generally accepted in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities.  All of the Codification's content carries the same level of authority.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates

In preparing the financial statements, U.S. GAAP requires disclosure regarding estimates and assumptions used by management that affect the amounts reported in financial statements and accompanying notes. The Company’s significant estimates currently include the deferred income tax asset and the related valuation allowance, and the fair value of its share based payment arrangements. For those estimates that are sensitive to the outcome of future events, actual results could differ from those estimates.

Revenue Recognition

Revenue is derived from the sale of the ISS poles to hospitals.  Revenue is recognized once persuasive evidence of an arrangement exists (which includes a fixed and determinable price), products are sold and shipped to third-party customers (which is when the risks and reward of ownership have been transferred to the customer), and collectability is reasonably assured.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist solely of cash. In July 2010, the Federal Deposit Insurance Corporation (“FDIC”) increased coverage to $250,000 for substantially all depository accounts. At December 31, 2014 and 2013, the Company did not have any cash deposits that exceeded federally insured deposit limits. The Company believes that its funds are deposited in high credit quality financial institutions. The Company has not experienced any losses in such accounts to date and believes it is not exposed to any significant credit risk associated with its cash deposits.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs are expensed as incurred.

Share-Based Compensation

The Company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards either modified or granted to employees and directors. ASC 718 addresses all forms of share-based payment awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (ASC 740), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  Tax years that remain subject to examination by major tax jurisdictions date back to December 31, 2011.  As of December 31, 2014 and 2013, The Company does not have a liability for unrecognized tax uncertainties.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. For the periods ended December 31, 2014 and 2013, the Company has not incurred any interest or penalties relating to uncertain tax positions.

Advertising

The Company expenses all advertising costs as incurred.  Advertising costs were approximately $2,000 and $2,000 for the years ended December 31, 2014 and 2013, respectively.

Fair value hierarchy

The Company utilizes a valuation technique to measure the fair value of assets and liabilities by using a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs.  The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 - Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

•	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Subsequent Events

The Company has evaluated subsequent events through June 11, 2015, which is the date these financial statements were available to be issued.  All subsequent events, if any, requiring recognition as of December 31, 2014, have been incorporated into these financial statements.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 3 – Inventory

Inventory consists of demo units that are onsite with various third-parties.   Inventory is valued at the lower of cost or market, using the first–in, first-out (FIFO) method.  Based on inventory levels, the Company does not believe any inventory reserves are required as of December 31, 2014 and 2013.

Note 4 – Patent Costs

    The Company incurs certain legal and related costs in connection with pending and issued patents.  The Company expenses such costs as they are incurred.

Note 5 - Equity Transactions

At December 31, 2012 there were 3,214,559 shares of common stock outstanding which was comprised of both founders’ shares and purchased shares.  The primary source of capital has come from the sale of common stock to investors.  From inception through December 31, 2012, the Company sold 1,153,247 shares of common stock, raising approximately $623,000.  For the years ended December 31, 2014 and 2013, the Company sold 132,615 and 993,154 shares, respectively, raising approximately $103,000 and $645,550, respectively.  Proceeds from these sales were used as general working capital.

Stock-Based Compensation Plan

2009 Stock Option Incentive Plan
In 2009, the Company established a stock option plan for employees, consultants and directors called the Streamline Inc. 2009 Stock Option Plan (the “Plan”).  The Plan permits the granting of Nonstatutory Options and Incentive Stock Options for up to 657,071 shares of common stock. The stock options are exercisable at a price equal to the market value on the date of the grant. At December 31, 2014, there were 107,988 shares available for issuance under the plan.

 In addition to stock options issues pursuant to the Plan, the Board of Directors also approved issuance of option grants outside the Plan.  The stock option activity below reflects issuance of options both within and outside the Plan.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 5 - Equity Transactions (continued)

Stock-Based Compensation Plan (continued)

The Company’s stock options are deemed Level 3 as the fair value is based on unobservable inputs.  The Company uses the Black-Sholes-Merton option pricing model to estimate the calculated value of its share-based payments using the assumptions presented in the following table for the year ended December 31, 2013:

Exercise price of options granted	$0.65
Expected term (years)	10
Risk-free interest rate	2.75%
Volatility	39%
Dividend yield	None

The volatility assumption used in the Black-Scholes-Merton option pricing model is based on three public companies' volatility in the same industry sector.  The Company calculated the historical volatility of that index using daily closing total returns for that index for the expected term immediately prior to December 31, 2013.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The dividend yield is an estimate of the expected dividend yield on the Company's stock.  The risk-free rate is based on U.S. Treasury yields in effect at the time of the grant for the expected term of the stock options.

Stock Option Activity

The following is a summary of stock option activity for 2013 and 2014:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)
Outstanding at 12/31/2012	434,103	$0.70	7.77

Granted	114,980	$0.65
Exercised	--
Cancelled	--
Outstanding at 12/31/2013	549,083	$0.69	7.39
Exercisable at 12/31/2013	499,848	$0.69	7.39

Granted	--
Exercised	--
Cancelled	--
Outstanding at 12/31/2014	549,083	$0.69	6.39
Exercisable at 12/31/2014	523,102	$0.69	6.39

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 5 - Equity Transactions (continued)

Stock Option Activity (continued)

All options granted by the Company through December 31, 2014 were granted with exercise prices that approximated the fair value of the Company's common stock, as determined by the Black-Scholes-Merton option pricing model.  There was no intrinsic value associated with any options as of December 31, 2014.

The weighted-average grant date fair value of options granted during 2013 was $0.69.  Total compensation expense recorded in the accompanying statements of operations associated with common stock grants is $16,045 and $27,029 for the years ended December 31, 2014 and 2013, respectively.  As of December 31, 2014, there was $17,500 of unrecognized compensation cost related to stock-based compensation that is expected to be recognized ratably over the remaining service period.

Note 6 - Commitments

Consulting Agreements

On October 1, 2014, the Company engaged one of its stockholders to provide business development consulting services over a one-year period at a fee of $150 per hour for the first 40 hours worked each month.  Commencing upon the 41st hour worked, The Company, at the Company’s discretion, may pay the consultant either 450 stock options (at $0.65 per share) per hour worked or $150 per hour.  As additional consideration for the consulting services to be performed under the agreement, The Company granted certain options to purchase Company stock pursuant to the 2009 Company Stock Option Plan.  The Company can terminate the agreement upon 30 days prior written notice and the consultant may terminate the agreement upon 90 days prior written notice to The Company.  The Company issued approximately 37,700 options in connection with this agreement which fully vested upon issuance and recognized approximately $15,000 in expense which is included in stock-based compensation expense for the year ended December 31, 2013.

Employment Agreements

On March 1, 2014, The Company entered into Employment Agreements with both of its executive officers for aggregate compensation amounting to approximately $114,000 per annum, plus customary benefits. These employment agreements are for a term of at least one year and provide for the Company to pay six months of severance in the event of (i) the Company’s termination of an executive’s employment without cause, (ii) the resignation by an executive for good reason, (iii) a change in control of the Company.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 7 – Long-term Liabilities

Convertible promissory notes

In December 2010 and 2011, the Company sold two convertible promissory notes to the Bank of North Dakota New Venture Capital Program and North Dakota Development Fund, both outside non-related parties, for aggregate proceeds of $300,000 at an interest rate of 8%.  Payments on the $125,000 note are due in one-third (1/3) installments, each on July 1, 2013, July 1, 2014 and July 1, 2015. Payments on the $175,000 note are due in one-third (1/3) installments, each on January 1, 2014, January 1, 2015 and January 1, 2016. The principal and all accrued but unpaid interest of the Notes are convertible into preferred stock of the Company at $0.53 par value, adjusted for stock splits, stock dividends, combinations, recapitalizations or the like.  The Company had outstanding balances of approximately $279,000 and $300,000 at December 31, 2014 and 2013, respectively, related to the convertible notes.  The Company had unpaid accrued interest in the amount of approximately $68,000 and $57,000 at December 31, 2014 and 2013, respectively, related to the convertible Notes.

The Company borrowed $132,000 note payable from an investor during the year ended December 31, 2012.  The terms of the note were 0% interest with a maturity date of October 30, 2013.  The Company received an equity investment in 2013 and then proceeded to pay off the $132,000 note payable with the proceeds.

Note Payables

In 2009 the Company entered into a 1% note payable agreement with Tom Blankenship (see “Related Party Transactions”) for aggregate proceeds of $12,000. The Company had outstanding balances of approximately $12,000 and $12,000 at December 31, 2014 and 2013, respectively, related to the Note.  Principal and interest are due on demand when the Company is able to pay.  The Company did not have any unpaid accrued interest at December 31, 2014 and 2013, respectively, related to the Note.

In 2012 the Company entered into a note payable agreement with RTR Ltd., a Minnesota Corporation, and Jim Phillips, both outside non-related parties for aggregate proceeds of $52,500.  Interest on the note is 1% and payment is due upon change in control of the Company.  The Company had outstanding balances of $52,500 and $52,500 at December 31, 2014 and 2013, respectively, related to the note.  The Company did not have any unpaid accrued interest at December 31, 2014 and 2013, respectively, related to the Note.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 8 - Income Taxes

For the years ended December 31, 2014 and December 31 2013, the Company has incurred net losses and, therefore, has no current income tax liability.  The net deferred tax asset generated by these losses, which principally consist of start-up costs deferred for income tax purposes, is fully reserved as of December 31, 2014, since it currently is more likely than not that the benefit will not be realized in future periods.

The provision for Federal income tax consists of the following at December 31,:

A reconciliation of the statutory federal income tax expense (benefit) to the effective tax as of December 31, 2014 and 2013 is as follows:

	2014	2013
Statutory rate – federal	34.0%	34.0%
State taxes, net of federal benefit	6.0	6.0

Income tax benefit	40.0%	40.0%
Less valuation allowance	(40.0)	(40.0)

Total	0.0%	0.0%

Deferred tax assets and liabilities consist of the following at December 31,:

	2014	2013
Deferred Tax Assets:
Net loss carry forwards	$273,254	$164,195
Stock-based compensation	102,889	96,384
Total Deferred Tax Assets	376,143	260,580
Valuation Allowance	(376,143)	(260,580)
Net Deferred Tax Asset	$--	$--

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 9 - Related-Party Transactions

Consulting Expense

The Company utilized the services of CG3 Consulting LLC (“CG3”), a company founded by an investor and consultant of the Company, Patrick Kullmann (“Mr. Kullmann”). Prior to Mr. Kullmann’s joining the Company as a consultant, the Company paid approximately $31,000 of fees to CG3 for the year ended December 31, 2013.  There were no consulting services paid to CG3 in 2014.

Note Payable

As described in Note 7, the Company entered into a Note Payable agreement with Tom Blankenship, the father of both the President and the Vice President of Operations for the Company.  The Company believes the payable arrangement terms of the Note are no less favorable than it would receive from a third party.

Note 10 – Liquidity, Going Concern and Management’s Plans

As disclosed in Note 11 below, the Company was acquired by MedoveX Corp., who disclosed in Note 10 of its annual report as of and for the year ended December 31, 2014 as filed on Form 10-K with the Securities and Exchange Commission on March 31, 2015, matters that raise substantial doubt about MedoveX Corp’s ability to continue as a going concern.

The Company’s ability to continue its operations and pursue the realization of its business plan is dependent upon its ability to commence sales and on the ability of Medovex Corp to raise additional capital and commence sales. Although Management believes that MedoveX Corp has access to capital resources, the Company has not secured any commitments for new financing at this time.

Management cannot provide any assurance that the Company or MedoveX Corp. will be successful in its efforts to obtain new financing through placements of debt or equity securities, or complete its product development and launch in time to generate sufficient revenues to offset expenses before exhausting its cash reserves. If the Company or MedoveX Corp. is unable to raise sufficient financing, it could be required to undertake initiatives to conserve its capital resources.

These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments to the carrying amounts of its assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

STREAMLINE INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 11 – Subsequent Events

On January 28, 2015, The Company entered into a settlement and mutual release (the “Settlement Agreement”) with RTR, Ltd and Jim Phillips.  The Settlement Agreement stated the Company shall pay Jim Phillips $4,000 and execute a promissory note in the amount of $11,000 (collectively the “Total Cash Payment”).  The Total Cash Payment replaced in full the previous Note payable, as discussed in Note 7, for the amount of $52,500.

On March 25, 2015, The Company was acquired by MedoveX Corp. pursuant to an Agreement and Plan of Merger, dated as of March 9, 2015. As a result of this transaction, Streamline Inc. is now a wholly-owned subsidiary of MedoveX Corp. Under the terms of the Agreement and Plan of Merger, MedoveX Corp. paid approximately $1,325,000 cash and 1,875,000 shares of Medovex Corp. common stock.